Exhibit 3(E)

                              CERTIFICATE OF CHANGE
                                       OF
                                MEM COMPANY, INC.
               Under Section 805A of the Business Corporation Law

                                 ---------------

         We, the undersigned, the President and Secretary of MEM COMPANY, INC., hereby certify:

         1. The name of the Corporation is MEM COMPANY, INC. under which name it was formed.
         2. Its Certificate of Incorporation was filed by the Department of State on December 13, 1948. A Restated Certificate of Incorporation, under Section 807 of the Business Corporation Law, was filed by the Department of State on April 21, 1966, and amendments thereto were filed by the Department of State of August 3, 1973, March 4, 1977, August 3, 1979, May 1, 1987, June 3, 1988
             and June 23, 1988.
         3. The Certificate of Incorporation is amended to change the Post Office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.
         4. Paragraph SIXTH of the Certificate of Incorporation is amended to read as follows:

                  "SIXTH" The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against it may be served, and the Post Office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                    Proskauer Rose Goetz & Mendelsohn
                                    1585 Broadway
                                    New York, New York  10036
                                    Attn:   Allan R. Williams

         5. The aforesaid change to the Certificate of Incorporation was approved by authorization of the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been subscribed this 28th day of April, 1994, by the undersigned, who affirm that the statements made herein are true under penalties of perjury.


/S/    Margaret  A. Powers                    /S/    Gay A. Mayer
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Margaret A. Powers                           Gay A. Mayer
Secretary                                    President